UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021 (September 22, 2021)

OTIS WORLDWIDE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39221	83-3789412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Carrier Place
Farmington, Connecticut 06032
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code
(860) 233-6847

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OTIS	New York Stock Exchange

Introductory Note

On September 23, 2021, Otis Worldwide Corporation (the “Company”) announced its intention to acquire (the “Acquisition”) all of the issued and outstanding shares of Zardoya Otis, S.A. (“Zardoya”) not owned by the Company or its subsidiaries, at a price of up to €7.00 per share in cash and delist Zardoya from the Madrid, Barcelona, Bilbao and Valencia stock exchanges.  The transaction is structured as an all cash voluntary tender offer (the “Tender Offer”).  The Tender Offer is subject to approval by the Comisión Nacional del Mercado de Valores (the “CNMV”),  which is the Spanish government agency responsible for the regulation of Spanish securities markets.

Item 1.01. Entry into a Material Definitive Agreement.

Guarantees Issuance Agreement

In connection with the Tender Offer, on September 22, 2021, Opal Spanish Holdings, S.A.U. (“OSH”) entered into a CNMV Guarantees Issuance Agreement (the “Guarantees Issuance Agreement”), with  Morgan Stanley Bank AG, as a CNMV guarantee provider (the “Guarantee Provider”) and Morgan Stanley Senior Funding, Inc. as administrative agent.  Pursuant to the Guarantees Issuance Agreement, the Guarantee Provider has committed to issue to the CNMV a guarantee (an “Aval”) in an amount equal to the total purchase price of the Tender Offer, which is €1.65 billion, as required by the Spanish takeover code.

The foregoing summary of the Guarantees Issuance Agreement is subject to, and qualified in its entirety by, the text of the Guarantees Issuance Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Company Guarantee Agreement

In connection with the Tender Offer, on September 22, 2021, the Company entered into a Company Guarantee Agreement (the “Company Guarantee Agreement”), with Morgan Stanley Senior Funding, Inc., as administrative agent.  Pursuant to the Company Guarantee Agreement, the Company agreed to guarantee the payment obligations of OSH under the Guarantees Issuance Agreement.

The foregoing summary of the Company Guarantee Agreement is subject to, and qualified in its entirety by, the text of the Company Guarantee Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Bridge Credit Facility

In connection with the Tender Offer, on September 22, 2021, the Company entered into a Bridge Loan Credit Agreement (the “Bridge Credit Facility”), as guarantor, with OSH, as borrower, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc. as administrative agent.  The Bridge Credit Facility provides OSH with a €1.65 billion term loan facility.  Loans under the Bridge Credit Facility will be available in euros beginning on the settlement date of the Tender Offer (the “Closing Date”) and thereafter during the commitment period of the Bridge Credit Facility.  Commitments under the Bridge Credit Facility will terminate on the earliest to occur of (a) twelve months from the signing date, (b) the voluntary termination in full of all commitments under the Bridge Credit Facility by OSH, (c) the date on which the Tender Offer is irrevocably refused by the Spanish regulator or withdrawn by OSH or (d) the date immediately following the date after which OSH owns 100% of Zardoya.  The Bridge Credit Facility will mature 364 days after the Closing Date.

The proceeds of borrowings under the Bridge Credit Facility may be used to finance the Tender Offer and certain additional acquisition measures, to deposit cash in an escrow account to release the Aval, and to fund any fees and expenses in connection with the foregoing.  Each borrowing is subject to conditions relating to the Tender Offer or certain additional acquisition measures, as applicable, and other conditions customary for facilities of this nature. The Bridge Credit Facility provides that, subject to certain exceptions, net cash proceeds received by the Company and certain of its subsidiaries from certain sales of assets, equity issuances and debt incurrences shall, during the commitment period, result in mandatory prepayments or commitment reductions under the Bridge Credit Facility.

The Bridge Credit Facility contains representations and warranties and affirmative covenants relating to the Tender Offer and certain additional acquisition measures and otherwise customary for financings of this type. The Bridge Credit Facility contains negative covenants customary for financings of this type that, among other things, limit the Company and certain of its subsidiaries’ ability to incur additional liens, to make certain fundamental changes and to enter into sale and leaseback transactions. In addition, the Bridge Credit Facility requires that the Company and its subsidiaries do not exceed a maximum consolidated total net leverage ratio. The Bridge Credit Facility also contains events of default customary for financings of this type.

OSH’s borrowings under the Bridge Credit Facility will bear interest at a rate equal to the greater of (i) EURIBOR or (ii) zero, plus an applicable rate based on a ratings-based pricing grid.

 Morgan Stanley Senior Funding, Inc. and its affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking and advisory for which they receive customary fees and may do so in the future.

The foregoing summary of the Bridge Credit Facility is subject to, and qualified in its entirety by, the text of the Bridge Credit Facility, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On September 23, 2021, the Company issued a press release announcing its intention to commence a public tender offer to effect the Acquisition, which is furnished herewith as Exhibit No. 99 to this Report, and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1
CNMV Guarantees Issuance Agreement, dated 22 September 2021, among Opal Spanish Holdings, S.A.U., Morgan Stanley Bank AG, as CNMV guarantee provider, Morgan Stanley Bank Senior Funding, Inc., as administrative agent, and the other financial institutions from time to time party thereto.

10.2	Company Guarantee Agreement, dated September 22, 2021, between Otis Worldwide Corporation and Morgan Stanley Senior Funding, Inc., as administrative agent.
10.3
Bridge Loan Credit Agreement, dated September 22, 2021, among Opal Spanish Holdings, S.A.U., Otis Worldwide Corporation, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.

99.1	Press Release, dated September 23, 2021, issued by Otis Worldwide Corporation.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTIS WORLDWIDE CORPORATION
(Registrant)

Date: September 23, 2021	By:	/s/ RAHUL GHAI
Rahul Ghai
Executive Vice President & Chief Financial Officer